ABSOLUTE LIFE SOLUTIONS, Inc.

AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT AND ARBITRATION AGREEMENT

As a condition of my employment with Absolute Life Solutions, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I and the Company agree to the following provisions of this Absolute Life Solutions, Inc. At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”):

1.   At-Will Employment

A.   At-Will Employment. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, upon written NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY, subject to section 1.b below, MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.

B.   Severance. If my employment relationship is terminated by the Company without Cause (as defined below) or by me for Good Reason (as defined below), the Company agrees to pay to me severance payments in an aggregate amount equal to three months of my base salary at the monthly rate payable immediately prior to the notice of termination, payable in lump sum on the effective date of termination, less all applicable withholdings. As used herein:

(i)           "Cause" means (a) gross incompetence or willful misconduct by me that is materially injurious to the business, operations or affairs of the Company; (b) a material breach by me of any of the provisions of this Agreement or the Offer Letter (defined below); (c) repeated material violation by me of any of the policies, rules and regulations of the Company (including but not limited to discrimination or harassment); (d) fraud, misappropriation, dishonesty in financial dealings or embezzlement by me in connection with the business, operations or affairs of the Company; or (e) alcohol or substance abuse by me which interferes with the performance of my duties or obligations to the Company, which, in each instance, is not cured, if curable, within ten days following written notice from the Company to me specifying such breach; provided, that clause (d) above shall not be subject to any cure period; and

(ii)           "Good Reason" means (a) relocation by the Company of my principal place of work outside of the Greater New York Metropolitan Area (in and around New York City) without my prior consent, (b) any change to my title to a lower level or a material reduction in my duties and responsibilities, (c) any reduction to my base salary or material reduction in my benefits, other than in connection with an overall reduction in benefits to all Company employees at substantially the same employment level, or (d) a material breach by the Company of the provisions of this Agreement or the provisions of that certain offer letter from the Company and signed by me as of the date hereof (the "Offer Letter"), which, in each instance, is not cured, if curable, within ten days following written notice from me to the Company specifying such breach.

2.   Confidentiality

A.   Definition of Company Confidential Information. I understand that “Company Confidential Information” means information that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential or which I should reasonably expect the Company would wish to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me in the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted or aware of during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

B.   Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information, and I will not (i) use the Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose the Company Confidential Information to any third party without the prior written authorization of President, CEO, or the Board of Directors of the Company. When compelled by applicable law or by a court of competent jurisdiction or a government or quasi-government agency to make disclosure any Company Confidential Information, I shall, prior to making such disclosure, provide prior written notice to the President, CEO, and General Counsel of the Company. (as applicable), sufficient to enable the Company to act to prevent or limit such disclosure. I agree that I obtain no title to any Company Confidential Information, and that as between Company and myself, the Company retains all Confidential Information as the sole property of the Company I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment. Nothing contained in this Agreement will restrict my use of general ideas, concepts, know-how, methodologies, processes, technologies, algorithms or techniques relating to the Confidential Information retained in my unaided mental impressions, for providing services or developing ideas for myself or to third parties; provided that doing so does not infringe Company’s rights in Inventions.  For the purposes of this provision, memory is “unaided” if I do not make any intentional effort to memorize the information or commit such information to recording in any format (including, but not limited to, paper, electronic, audio or video recording) for the purpose of retaining and subsequently using or disclosing information for commercial or non-commercial exploitation.

C.   Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D.    Third Party Information. I recognize that the Company has received and in the future will receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”) subject to a duty on the Company’s part to maintain the confidentiality of such Associated Third Party Confidential Information and to use it only for certain limited purposes. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.

3.    Ownership

A.    Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (other than intellectual property rights in or relating to Prior Inventions and Derivative Inventions (as defined below)) (collectively, “Inventions”), are the sole property of the Company (which for purposes of all paragraphs of this Section 3 includes the Company’s designees, if any). I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to Infinity Augmented Reality, Inc. of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Invention.

B.    Pre-Existing Materials. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company (“Prior Inventions”). I shall have the right to continue to work on and improve and create derivatives of my Prior Inventions (“Derivative Inventions”). It is understood and agreed that all Prior Inventions, Derivative Inventions and the results of any Outside Activities are owned by me and are not Inventions. In the event that any work from or for the Company overlaps with Prior Inventions or Derivative Inventions, I shall notify the Company of such overlap and shall have the right to recuse myself from such project so that my ability to perform all obligations under this Agreement is not compromised. I agree not to incorporate Prior Inventions or Derivative Inventions unless I have notified Company of such intent. The terms of any such incorporation shall be part of a separate license agreement between the Company and me.

C.    Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D.    Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between Company and myself, the records are and will be available to and remain the sole property of the Company at all times.

E.    Further Assurances. I agree to assist the Company, or its designee, upon reasonable request and at the Company’s sole cost and expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement.

F.    Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4.    Conflicting Obligations

A.    Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake or solicit any employee agent or consultant to the Company to undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company; provided, that the Company acknowledges and agrees that I shall be permitted to engage and be involved in the Outside Activities as defined in, and to the fullest extent permitted and contemplated by, the Offer Letter, and that my involvement and engagement in such Outside Activities shall not constitute or be deemed to constitute a breach by me of this Agreement or my obligations hereunder.

B.    Prior Relationships. Without limiting Section 4.A, I represent and warrant that, other than the Outside Activities, I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach, as determined by a court of competent jurisdiction, of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs , except as prohibited by law.

5.    Return of Company Materials

Upon separation from employment with the Company, on Company’s earlier request during my employment, or at any time subsequent to my employment upon demand from the Company, I will immediately deliver to the Company (which for purposes of this Section 5 includes the Company’s designees, if any), and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), all tangible embodiments of the Inventions, all electronically stored information and passwords to access such property, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 3.D. I also consent to an exit interview to confirm my compliance with this Section 5.

6.    Termination Certification

Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

7.     [Intentionally OMITTED]

8.     [Intentionally OMITTED]

9.    Conflict of Interest Guidelines

I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Code of Business Conduct and Ethics. A copy of the Company’s current Code is attached as Exhibit C hereto, but I understand that the Code may be revised from time to time during my employment.

10.    Representations

Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

11.    Audit

I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, voicemail, or documents that are used to conduct the business of the Company. All information, data, and messages created, received, sent, or stored in these systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.

I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all network traffic to and from any computer I may use to conduct the business of the Company. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through these systems with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet through these systems, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

12.    Arbitration and Equitable Relief

A.    Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT OR THE OFFER LETTER, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN THE NEW YORK CIVIL PRACTICE LAW AND RULES, ARTICLE 75, SECTION 7501 THROUGH 7514 (THE “RULES”) AND PURSUANT TO NEW YORK LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE FAMILY AND MEDICAL LEAVE ACT, THE NEW YORK STATE HUMAN RIGHTS LAW, THE NEW YORK CITY HUMAN RIGHTS LAW, IF APPLICABLE, THE NEW YORK LABOR CODE, THE NEW YORK WORKERS’ COMPENSATION LAW, CLAIMS OF HARASSMENT, DISCRIMINATION AND WRONGFUL TERMINATION, AND ANY STATUTORY OR COMMON LAW CLAIMS. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF MY RIGHTS UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.

B.    Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”) IN NEW YORK COUNTY, NEW YORK. I UNDERSTAND THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, EXCEPT AS PROHIBITED BY LAW. I FURTHER UNDERSTAND THAT EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE ATTORNEYS’ FEES AND COSTS; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY, IF HE OR SHE DEEMS APPROPRIATE, AWARD REASONABLE ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY IN THE EVENT THE OPPOSING PARTY’S CLAIM WAS SUBSTANTIALLY UNJUSTIFIED AND UNREASONABLE, EXCEPT AS PROHIBITED BY LAW. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH NEW YORK LAW, INCLUDING THE NEW YORK CIVIL PROCEDURE LAWS AND RULES, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL NEW YORK LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. WITHOUT LIMITING THE FOREGOING, I AND THE COMPANY SHALL BE ENTITLED TO DOCUMENT AND DEPOSITION DISCOVERY OF THE SAME SCOPE AS THAT AVAILABLE UNDER THE NEW YORK CIVIL PROCEDURE LAWS AND RULES. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH NEW YORK LAW, NEW YORK LAW SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN NEW YORK COUNTY, NEW YORK.

C.    Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT AND THE OFFER LETTER, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D.    Availability of Injunctive Relief. IN ADDITION TO THE RIGHT UNDER THE RULES TO PETITION THE COURT FOR PROVISIONAL RELIEF, I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONCOMPETITION OR NONSOLICITATION. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

E.    Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT AND/OR THE OFFER LETTER DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE NEW YORK STATE DIVISION OF HUMAN RIGHTS, THE NEW YORK CITY COMMISSION ON HUMAN RIGHTS (AS APPLICABLE), THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

F.    Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT AND EXECUTED THE OFFER LETTER VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THE OFFER LETTER AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

13.   Miscellaneous

A.    Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of New York without regard to New York’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than New York. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in New York or as provided in the arbitration provisions of Section 12 above for any lawsuit or dispute filed against me by the Company or for any claim or dispute I have against the Company. I also hereby waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

B.    Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated.

C.    Entire Agreement; Conflicting Provisions. This Agreement, together with the Exhibits herein and the Offer Letter, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement or the Offer Letter. Without limiting Section 1.B, any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement. In the event of a conflict between the terms of this Agreement (together with the Exhibits herein) and the terms of the Offer Letter, the terms of this Agreement (together with the Exhibits herein) will, to the extent of such conflict, prevail.

D.    Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.    Severability. If a court or other body of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

F.    Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of the Company and me. Waiver by me or by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.    Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

Date:	March 6, 2013	/s/ Helen Papagiannis
Signature

Helen Papagiannis
Name of Employee (typed or printed)

Date:	March 6, 2013	ABSOLUTE LIFE SOLUTIONS, INC.

		By:	/s/_Avrohom Oratz
		Name:	Avrohom Oratz
		Title:	President

[SIGNATURE PAGE TO ABSOLUTE LIFE SOLUTIONS, INC., Inc. AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, AND INVENTION ASSIGNMENT AGREEMENT]

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description
“Who's Afraid of Bugs?” Augmented Reality popup book	2011	Augmented Reality (AR) popup book with paper engineering that triggers virtual 3D models & interactivity using AR software and a camera equipped device such as a smartphone or tablet. Theme of exploring bugs and conquering fears.

Augmented Reality Dollhouse popup book	2006	Augmented Reality (AR) popup book with paper engineering that triggers virtual 3D models & interactivity using AR software and a camera equipped device such as a desktop computer with webcam, smartphone or tablet. Theme of exploring a dollhouse or diorama type structure with interactive play as a 'living' house with changing update-able content. Concept can be extended to other play structures/architectures including castle, pirate ship, zoo, fire station, and so on for both boys and girls.

Augmented Reality Dollhouse Toy	Commenced 2011	A children's play toy integrating Augmented Reality atop a physical dollhouse or diorama using an AR equipped device such as but not limited to a smartphone or tablet. Interactive play as a 'living' house with changing update-able content. Concept can be extended to other play structures/architectures including castle, pirate ship, zoo, fire station, and so on for both boys and girls.

Lenticular Augmented Reality	2006	Integration of Augmented Reality into lenticular lenses or analog lenticular folds to enable multiple points of view. Includes multiple flip lenticulars to integrate AR into a single object which can contain multiple markers and triggers multiple experiences that can be viewed from different angles and positions of the same single object. Can be used in, but not limited to, advertising billboards in AR, television viewing experiences, or entertainment experiences for multiple viewers in AR, and AR art installations.

Augmented Reality memory album and Augmented Reality travelogue	2005	Augmented Reality utilized to store and display travel and life memories (including significant life moments as weddings, new baby, birthdays and other celebrations) in a physical book with audio and video clips.

Augmented Reality memory experiences and Augmented Reality memory tourism	2010	Record and share memories in Augmented Reality with loved ones, friends, family that are linked to a specific place or event. Relive the experience: See, hear and even touch those memories stored and overlaid atop the actual place/setting through an Augmented Reality equipped device. Be able to see, hear, touch and experience another's point of view and their memories or experience of a place through AR. Another mode is being able to see, hear, touch, via AR, a celebrity's experience of a place or event as they saw/lived it.

Augmented Reality Wonder Turner sculpture	2010	Large scale interactive sculpture using Augmented Reality triggers on a series of stacked rotatable cubes to create different combinations including characters and musical compositions (with AR elements in video, audio, 3D models, graphics). Exhibited as an art installation.

Augmented Reality Wonder Turner toy	2009	A small scale toy version of the above Wonder Turner.

Amazing Cinemagician RFID & Fog Screen installation	2010	RFID tags embedded in a series of objects such as playing cards to trigger various video clips projected through mixed reality atop a fog screen. Exhibited as an art installation.

Augmented Reality joiners	2009	Multiple Augmented Reality markers forming one continuous composition.

Alice in Wonderland Augmented Reality book	Commenced 2012	A popup and moveable book in Augmented Reality inspired by Alice in Wonderland.

Georges Melies Augmented Reality book	Commenced 2012	A popup and moveable book in Augmented Reality inspired by the magician and filmmaker Georges Melies.

Lena's (dream) Lab Augmented Reality book	Commenced 2012	A popup and moveable book in Augmented Reality in which a lab and dream environment are enacted to tell multiple stories in AR through 'appisodes'.

Hide and Reveal pull tab Augmented Reality book	Commenced 2009	A paper engineered book consisting of physical pull-tabs that reveal different Augmented Reality triggers throughout a story experience.

'The 50 Ideas That Will Change Augmented Reality' (working title) book	Commenced 2012	A non-fiction book detailing the 50 ideas that will shape and define Augmented Reality as a new medium and the future of AR.

Authored articles, ideas and projects on blog at: www.augmentedstories.com	Commenced 2009	Authored articles, ideas and projects on blog at: www.augmentedstories.com

Multi-perspective Augmented Reality book for both fiction and non-fiction	Commenced 2010

A story or narrative that can be told from varying perspectives including non-fiction and fiction formats. The same physical book can be read with different overlay modes in Augmented Reality depending on the perspective the reader would like to experience. An example of non-fiction would be in history to tell the same story from the 'winner's' and 'loser's' perspective. In fiction, various narrators or characters could tell their versions/perspective of the story with various character insights. The book may also be designed in different physical ways to change the content, for instance flipping the book upside down triggers a different augmented perspective.

'The Beautiful.' (working title, story in AR for a film)	Commenced 2008	A story for a film that is based on the premise of defining 'the beautiful' in AR, with characters/people each having different access to what is beautiful based on the software in their AR enabled devices/eyewear. Levels and access to the "beautiful" via the software installed on each individual's AR device vary depending on economic and social class. What one person sees as beautiful through their AR device can be entirely different from the next person's. The storyline includes two characters with different software trying to describe to the other how they see the “beautiful” and what their level of access permits them to experience, being drastically different from each other. Concept can also be extended into a game, book, installation, screenplay, or stage play.

Augmented Reality Panorama Composites	2009	Augmented Reality video clips embedded in a photographic panoramic scene overlaying motion into a static scene.

PhD projects and dissertation	Commenced 2007	PhD projects and dissertation

Date:	March 6, 2013	/s/ Helen Papagiannis
Signature

Helen Papagiannis
Name of Employee (typed or printed)

EXHIBIT B

Infinity Augmented Reality, INC. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to Infinity Augmented Reality, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement.

I further agree that, in compliance with the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I will preserve as confidential any and all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

Date:
Signature

Name of Employee (typed or printed)

Address for Notifications:

EXHIBIT C

ABSOLUTE LIFE SOLUTIONS, INC.

Code of Business Conduct and Ethics

A. INTRODUCTION

The purpose of this Code of Business Conduct and Ethics (this “Code”) is to describe standards of conduct and business expected of directors, officers and employees (the “Covered Persons”) of Absolute Life Solutions, Inc. (the “Company”). All Covered Persons will be required to attest annually to their awareness and acceptance of the provisions of the Code and to affirm their compliance with such provisions.

The Company has formulated this Code to help to ensure that Covered Persons act in accordance with applicable laws and observe the highest ethical standards in their business dealings. The Company is keenly aware of the importance of maintaining its corporate reputation for integrity. It is the responsibility of each Covered Person to create and maintain a fair, honest and professional workplace. The Company believes that honesty is the essential standard of integrity and expects Covered Persons to deal with others in a manner that absolutely excludes any consideration of personal or private benefit. It is, therefore, fundamental to the reputation and continuing success of the Company that Covered Persons adhere to the rules and procedures set forth in this Code.

While this Code is intended to provide guidelines for ethical and professional conduct, ultimately, Covered Persons must exercise good judgment and common sense in interpreting and applying these procedures in any given situation. In cases of doubt, Covered Persons should consult with the Chairman of the Board of Directors (the “Chairman”) and the President of the Company (the “President”).

14. B. GENERAL BUSINESS PRINCIPLES

1.	Observance of Highest Ethical Standards

All Covered Persons must observe the highest ethical standards of business conduct in their dealings with the Company’s stockholders, employees, customers, suppliers, landlords, lessees and competitors. No Covered Person should engage in dishonest and unethical behavior affecting such persons, including manipulation, concealment, abuse of privileged information, misrepresentation or any other unfair dealing.

2.	Compliance with Laws

All Covered Persons must fully comply with all applicable foreign and United States laws, rules and regulations. No Covered Person should at any time take any action on behalf of the Company which violates such laws, rules or regulations. Ignorance of the applicable laws, rules or regulations will not serve as a defense should such laws, rules or regulations be contravened. Covered Persons should always, including in situations where applicable legal standards are conflicting or unclear, conduct the Company’s business in such a manner that will not embarrass the Company should the full facts be disclosed.

3.	Relationships with Public Officials - Political Contributions

The Company’s policy is to develop and maintain good relationships and effective communications at all levels of domestic and foreign governments having authority over the areas in which the Company does business. Contacts with governmental officials both in this country and abroad, whether direct or indirect, shall at all times be maintained as proper business relationships. These contacts must never suggest a compromise of the objectivity of such persons or cast doubt on the Company’s integrity. No corporate funds, property of any kind or services shall be used directly or indirectly to influence the nomination or election of any candidate to public office, if such use is in violation of applicable law. This restriction is not intended to discourage Covered Persons from making proper political contributions to the candidates, parties or committees of their choice.

4.	Employment Relationships

The Company is committed to the recruitment, training, development and retention of competent staff. All employment decisions, including selection for employment, promotion and transfer, must be made solely on merit, experience and other work-related criteria.

The employment relationship established with the Company is terminable at will, either by the employee or the Company, at any time, for any reason, and with or without cause. The provisions of this Code should not be construed as creating a right to employment for any person or for any specific period of time. Exceptions to the at-will employment relationship are only permitted when authorized in writing by the Chairman or the President.

5.	Truth in Communications

The Chairman and the President are responsible for making public communications about the financial and business condition of the Company and are to cause full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Securities and Exchange Commission and in other public communications about the Company.

15. C. COMPANY FUNDS AND ASSETS

Covered Persons are charged with safeguarding the Company’s assets and property and ensuring their efficient and proper use. Covered Persons having authority to handle the Company’s funds or assets are placed in a position of trust with respect to the Company. A Covered Person must at all times maintain in good working order and safeguard from harm, theft or loss all tangible and intangible assets of the Company, whether on the Company’s property or in the possession of the Covered Person. Assets of the Company may be used only for their intended use and only for Company business even though incidental personal use may be permitted. Any assets of the Company in the possession of a Covered Person must be returned to the Company upon the termination of such Covered Person’s employment or association with the Company.

Neither the Company nor the Board of Directors will engage in offering or making available credit or loan arrangements to any member of the Board of Directors or the Company’s executive management.

Any discovery, improvement, or invention made or conceived by an officer or employee, either solely or jointly with others, during the time he or she is employed by the Company which pertains or relates to the products or business in which the Company is engaged shall be the exclusive property of the Company whether or not patentable or copyrightable.

D.	CONFLICTS OF INTEREST

A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. When a conflict of interest arises, others may question the Company’s integrity. Therefore, all Covered Persons must conduct themselves in accordance with the highest ethical standards of honesty and fair dealing and should, in pursuit of their business duties, avoid actions that may create a conflict of interest and be adverse to the best interests of the Company and its stockholders.

Covered Persons must report in writing to an appropriate person in the Company (i.e., the Chairman or the President.) the existence or discovery of any circumstances, relating to such Covered Person or other Covered Persons, which constitute a conflict of interest or could create a potential conflict of interest, including any financial or other business relationships, transactions, arrangements or other interests or activities with the Company’s suppliers, customers, competitors or other persons that could create a potential conflict of interest.

If a potential conflict of interest would constitute a “related party transaction” that would be required to be disclosed pursuant to the securities laws, the terms of the proposed transaction must be reported in writing to the Company’s Chairman or President who will refer, if necessary, the matter to the Audit Committee for approval. Generally, a related party transaction is a transaction that includes a director or executive officer, directly or indirectly, and the Company that exceeds $120,000 in amount. If a Covered Person has any questions as to whether a proposed transaction is a “related party transaction,” the Covered Person should contact the Chairman or the President for clarification.

1.	Gifts and Entertainment

Gifts and entertainment can easily be misunderstood and can appear to be an attempt to bribe our employees or the employees of another company. Generally, it is the Company’s policy that Covered Persons are prohibited from accepting gifts or favors (i.e., money, merchandise, services, entertainment, travel, or other forms of benefit) from any person or business organization that does business with the Company, seeks to do business with the Company, or is a competitor of the Company. Covered Persons may accept small gifts or favors that would be considered common business courtesies, however, no Covered Person should accept a gift or favor that might be intended to influence, or appears to influence, a business decision. Covered Persons must report to his or her supervisor the receipt of any gifts or favors.

In general, Covered Persons should not solicit entertainment, but are allowed to accept entertainment if the following criteria are met:

(a) it occurs infrequently;

(b) it arises in the normal course of business and would be considered a common business courtesy;

(c) it involves reasonable expenditures; and

(d) it takes place in settings that are appropriate and fitting.

A Covered Person shall not accept travel, vacation arrangements or similar favors or gratuities. Attending sports or theatrical events with and as a guest of a supplier or receiving sports or theatre tickets for personal use is acceptable and considered a normal business practice if kept within reasonable limits.

2.	Certain Interests

Each Covered Person must report in writing to the Chairman or the President any service as an officer, director, member, manager, partner or trustee of or any investment in a company that is a customer, supplier, contractor, competitor or any person or organization having dealings with the Company where the Company’s relationship with such organization is significant. For the purposes of this Code, the term “investment” means any investment beneficially owned by the Covered Person, his or her family member, nominee, or other person through which the Covered Person derives an economic benefit; provided, however, the term “investment” shall not mean any beneficial ownership of up to five percent (5%) of the outstanding securities of a publicly-held company that is a customer, supplier, contractor, or competitor of the Company.

3.	Corporate Opportunity

Covered Persons should not: (i) take for themselves personally opportunities that are discovered through the use of Company property, information or position; (ii) use Company property, information, or position for personal gain; or (iii) directly compete with the Company. Covered Persons owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

4.	Acting as a Supplier

A Covered Person may not enter into an agreement with the Company as a supplier of products and services to the Company unless he or she receives a prior written approval in accordance with this Code. This policy extends to any prospective supplier that is controlled or actively influenced by a Covered Person. Selection of a supplier, including a Covered Person, must be made in accordance with the Company’s procedures and policies.

5.	Outside Activities

Officers and employees should avoid outside employment or activities that impair effective performance of their obligations to the Company, either because of excessive demands on their time or because the outside commitments constitute a drain away from the Company of their talents and creative energies.

Of course, reasonable participation in the activities of a trade association, professional society or charitable institution on an uncompensated basis will not be deemed to violate the Conflicts of Interest provisions of this Code.

E.	COMPANY INFORMATION

1.	Integrity of Records

The Company requires honest and accurate recording and reporting of information at all times. It applies the highest ethical standards in its financial and non-financial reporting and follows the Securities and Exchange Commission’s and other applicable rules regarding financial reporting.

Covered Persons may not manipulate financial accounts, records or reports or take any action or cause any person to take any action to influence, coerce, manipulate or mislead auditors for the purpose of rendering financial statements misleading.

All transactions must be approved and executed in accordance with internal control procedures established by the Company and must be recorded in such a manner as to permit the preparation of accurate financial statements for the Company.

Covered Persons may not knowingly alter, destroy, mutilate, conceal, cover up, falsify or make a false entry in any record, document or tangible object with the intent either to impair the object’s integrity or availability for use in an official proceeding or to obstruct, impede, direct or influence the investigation or proper administration of any matter within the jurisdiction of any department or agency of the United States or any bankruptcy case, or in relation to or contemplation of any such matter or case.

Covered Persons who prepare, maintain or have custody of the Company’s records and reports should endeavor to ensure that these documents are: (i) accurate and complete and clearly reflect the assets and transactions of the Company; (ii) safeguarded from loss or destruction; (iii) retained for specified periods of time in accordance with the Company’s document retention policy; and (iv) maintained in confidence.

2.	Trade Secrets/Confidential Information

In general, a “trade secret” is any nonpublic information that affords a commercial advantage to its owner. Trade secrets may take form of a customer list, business plan and business strategy, terms and conditions of the Company’s contracts and agreements or any number of other things which enhance the ability to compete for business. The Company possesses trade secrets and other confidential information, many of which are the product of considerable investment by the Company.

Trade secrets and other confidential information disclosed to or observed by Covered Persons should not be revealed at any time to any person or firm or used at any time for any purpose other than the advancement of the Company’s business interests. The Company’s policy is that all information developed or shared as the result of business processes is proprietary to the Company and an important asset in the operation of the Company’s business, and the unauthorized use or disclosure of this information is prohibited.

All information about the Company, its business, stockholders, customers and suppliers should be considered confidential unless the information is already known to the public. This includes, but is not limited to, confidential technology, proprietary information, trade secrets, business plans, documents, pricing and records. Covered Persons should not, without prior written authorization from the appropriate authority, acquire, use, access, copy, remove, modify, alter or disclose to any third parties, any confidential information for any purpose other than to perform their job responsibilities or in furtherance of expressly stated Company-sponsored activities. Any such materials must be returned to the Company prior to a Covered Person leaving the Company.

Similarly, all Covered Persons must respect the confidentiality of their former employer’s trade secrets. As a result, Covered Persons should not divulge such information to any of the Company’s personnel or use the information while associated with the Company, unless explicit written permission by the former employer has been obtained.

Confidential information or materials in the possession of a Covered Person must be returned to the Company upon termination of employment or association with the Company. Since the Company views the protection of its confidential information as highly critical to its business, unauthorized disclosure of such information by the Covered Persons will result in disciplinary action that may include termination of employment or prosecution under applicable law.

3.	Insider Trading

It is unlawful to buy or sell securities on the basis of material, non-public information (whether such information is gained in the course of employment or otherwise) for Company-owned or managed accounts, for personal accounts, or for any accounts that associates may influence, including, but not limited to, accounts of family members. This type of activity is known as “insider trading” and is prohibited by securities laws and Company policy.

Information may be material if there is a substantial likelihood that the information would affect the price of the security or that a reasonable investor would consider the information significant in deciding whether to buy or sell a security. Information is considered to be non-public if it has not been disclosed to the public. Generally, information is considered disclosed to the public if it has been published in newspapers or other media, has been the subject of a press release or a public filing with the Securities and Exchange Commission and, in all cases, at least 48 hours has passed since the publication, release or filing.

Substantial penalties may be assessed against people who trade while in possession of material inside information and can also be imposed upon companies and so-called controlling persons such as officers and directors, who fail to take appropriate steps to prevent or detect insider trading violations by their employees or subordinates. Sanctions may be imposed by law enforcement officials for violating the insider trading policy, as well as Company-imposed sanctions, up to and including termination of employment.

The Company opposes the unauthorized disclosure of any non-public information acquired in the work-place and prevents the misuse of material nonpublic information in securities trading. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release. Covered Persons may not, therefore, disclose information to anyone outside the Company, including family members and friends, other than in accordance with those procedures. Covered Persons also may not discuss the Company or its business in an internet “chat room” or similar internet-based forum.

F.	EMBEZZLEMENT, THEFT, FRAUD AND NON-MONETARY IRREGULARITIES

The Company expects all Covered Persons to continuously demonstrate honesty and integrity in their business activities and relationships. Except for incidental personal use, all Company assets should be used for legitimate business purposes. Unacceptable conduct includes:

•	conversion to cash of any checks made payable to the Company or misappropriation of cash receipts, including delaying submission of cash receipts so that they may be used on a temporary basis for personal reasons;
•	authorization for payment of goods and services not received, or overpayment for goods or services;

•	acceptance of kickbacks;
•	engaging in any unethical act to entice a customer or potential customer to do business with the Company;
•	accepting, soliciting or giving gifts, gratuities or any other personal benefit or favor from or to suppliers, potential suppliers or customers, except as provided in this Code;
•	failure to accurately report the proceeds from the disposal of assets;
•	misstatement of travel or expense reports, including processing of non-business items for expense report reimbursement;
•	falsification of any reports submitted to financial or operational management including but not limited to:
-	misreporting or manipulating revenue or expenses to enhance reported financial results,
-	delay in reporting revenues,
-	delay in reporting expenses,
-	misstating quantities of physical inventories or the cost basis of inventories, and
-	submission of inflated or fictitious inter-company expenses;
•	engaging in any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the Company’s financial statements for the purpose of rendering such financial statements materially misleading;
•	misuse of Company computer resources;
•	unauthorized or improper access, misuse, modification, destruction or disclosure of Company data/software or non-Company data/software for which the Company has been identified as accountable for processing, accessing and/or storing;
•	failure to follow policies relating to capital expenditures; and
•	theft of any nature (cash, equipment, parts, etc.).

G.	REPORTING AND COMPLIANCE WITH THE CODE’S STANDARDS

1.	Reporting of Violations

Any Covered Person having knowledge of any actions prohibited by this Code must report such activity immediately to his or her supervisor or the Chairman or the President. Prohibited actions involving directors and executive officers should be reported to the Audit Committee. Suspected violations or good faith concerns regarding accounting, internal accounting controls or auditing matters should be reported directly to the Audit Committee. Covered Persons are expected to cooperate in internal investigations of misconduct.

2.	Prohibition against Retaliation

It is the Company’s policy not to allow retaliation against any Covered Person for reports of misconduct or suspected violation of this Code by another person made in good faith, for providing to a law enforcement officer any truthful information relating to the commission or possible commission of any federal offense, or for proving information on actions such Covered Person reasonably believes to be violations of securities laws, rules of the Securities and Exchange Commission, or other federal laws relating to fraud against stockholders.

3.	Enforcement

The Company must ensure prompt and consistent action against violations of this Code and reporting of violators to the appropriate authorities. All management personnel of the Company shall be responsible for the enforcement of this Code. The management shall periodically review the rules and procedures contained herein with the Covered Persons to ensure that the Covered Persons understand and comply with this Code.

In some situations it is difficult to determine if a violation occurred. In order to afford a fair process by which to determine violations of the Code, the Covered Persons should keep the following in mind:

(a)	make sure that the reporting person has all the facts available to him or her;

(b)	use judgment and common sense in determining whether an act seems unethical or improper;

(c)	discuss the situation with the supervisor or manager; and

(d)	if one is unsure of what to do in any situation, he or she should ask for guidance before acting.

4.	Waivers

Any waiver of this Code for any director, executive officer or senior financial officer of the Company may be granted only upon approval by the Board of Directors and disclosed in accordance with an applicable exchange rules or securities laws. A waiver of this Code for other directors, officers or employees of the Company may be granted only by the Chairman or the President in writing. For purpose of this Code, a “senior financial officer” means the Company’s principal financial officer, principal accounting officer, controller, and other persons performing similar functions.

5.	Sanctions

Any Covered Person who is found to have violated this Code, or knowingly permits a Covered Person under his or her supervision to do so, may be subject to immediate disciplinary action, including, but not limited to, reassignment, demotion, or, where appropriate, dismissal and legal proceedings to recover the amount of any improper expenditures and any other losses that the Company may have incurred as a result of such violation. Violations of this Code may also result in prosecution of the individual under applicable criminal law statutes.

6.	Interpretation

All questions regarding the interpretation, scope, and application of the policies set forth in this Code should be referred to the Chairman or the President, who will consult with the outside legal counsel for resolution.

7.	Acknowledgment

Each Covered Person will be required to sign an acknowledgment annually certifying that he or she has read, understands and agrees to abide by the policies set forth in this Code.

16. CODE OF BUSINESS CONDUCT AND ETHICS

17. ACKNOWLEDGMENT

By signing below, I acknowledge and certify that I have received, read, and understand Absolute Life Solutions, Inc.’s Code of Business Conduct and Ethics (the “Code”).

I acknowledge that my employment relationship with the Company is terminable at will, by the Company or me, at any time, for any reason, with or without cause.

I agree (i) to comply with the Code and conduct the business of the Company in keeping with the highest ethical standards and (ii) to comply with international, federal, state and local laws applicable to the Company’s businesses. I understand that failure to comply with the Code will lead to disciplinary action by the Company, which may include termination of my employment and/or the reduction of compensation or demotion.

(Please Print)

Name	Helen Papagiannis

Business Unit/Location

Position Title	Chief Innovation Officer

Signature	/s/ Helen Papagiannis

Date	March 6, 2013

Please sign and return entire document to the President and keep a copy hereof for your own files.